                                                                     EXHIBIT 4.7

                       GUARANTEE AND POSTPONEMENT OF CLAIM

TO: FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD.

FOR VALUABLE CONSIDERATION, the undersigned, STRIKER HOLDINGS (CANADA) INC., a corporation incorporated pursuant to the laws of the Province of Ontario (herein referred to as the "Guarantor"), to the extent permitted by applicable law, hereby guarantees payment to FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD. (hereinafter referred to as the "Lender"), forthwith after demand as hereinafter provided for all of the liabilities which STRIKER PAPER CANADA, INC. (herein referred to as "Striker") has incurred or is under or may incur or be under to the Lender pursuant to a certain shareholders agreement dated March 20, 1998 made between Striker Holdings (Canada) Inc., the Lender and Striker as the same may be amended, modified or supplemented from time to time (the "Agreement").

Subject to section 5 herein, the liability of the Guarantor hereunder shall be limited to the amount referred to as the Maximum Amount in section 6 herein, in lawful money of Canada, together with interest on the said sum at the rate of 20% per annum calculated semi-annually not in advance commencing upon demand for payment hereunder by the Lender until the amount demanded shall be paid in full.

And the Guarantor agrees:

1. EXTENSIONS & INDULGENCES DO NOT RELEASE. That the Lender may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with Striker and the other parties and securities as the Lender may see fit, and may apply all moneys received from Striker or others, or from securities, upon such part of Striker's liability pursuant to the Agreement as it may think best, without prejudice to or in any way limiting or lessening the liability of the Guarantor under this guarantee.

2. LENDER NOT BOUND TO EXHAUST RECOURSE. That the Lender shall not be bound to exhaust its recourse against Striker or other parties or the securities it may hold before being entitled to payment from the Guarantor under this guarantee.

3. LOSS DOES NOT DISCHARGE. That any loss of or in respect of securities received by the Lender from Striker or any other person, whether occasioned through the fault of the Lender or otherwise, shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this guarantee.

4. A CONTINUING GUARANTEE. This shall be a continuing guarantee and shall cover present liabilities (if any) of Striker to the Lender and all liabilities incurred after the date hereof pursuant to the Agreement and shall apply to and secure any ultimate balance due or remaining due to the Lender pursuant to the Agreement and shall be binding as a continuing security on the Guarantor.

5. A LIMITED RECOURSE GUARANTEE. Recourse under this Guarantee shall be limited to the remedies and proceeds obtained from the enforcement of the stock pledge and proxy arrangement agreement given as collateral security for the obligations of the undersigned hereunder.

6. AMOUNT OF GUARANTEE. This Guarantee shall be limited to the sum of:

      (A)      $1.0 million; plus

      (B) the product of:

          (i) First Ontario's Proportionate Share (as defined in the Agreement); and

          (ii) the amount by which the proceeds of sales of all the shares of the Corporation exceeds $1.0 million.

      (such sum defined as the "Maximum Amount")

7. NAME CHANGES DO NOT RELEASE. That any change or changes in the name of Striker, shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of Striker.

8. LIABILITIES OF AGREEMENT INCLUDED. All moneys, advances, renewals and credits in fact borrowed or obtained from the Lender under the terms of the Agreement shall comprise the liabilities hereby guaranteed notwithstanding any incapacity, disability or lack or limitation of status or of power of Striker or of the directors, partners or agents thereof, or that Striker may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals or credits; and any amount which may not be recoverable from the Guarantor on the footing of a guarantee shall be recoverable from the Guarantor as principal debtor in respect thereof and shall be paid to the Lender after demand therefor as hereinafter provided.

9. SETTLED ACCOUNTS CONCLUSIVE. That any account settled or stated by or between the Lender and Striker shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due by Striker to the Lender is so due.

10. NO RELEASE UNTIL CONTINGENCIES RESOLVED. That should the Lender receive from the Guarantor a payment or payments in full or on account of the liability under this guarantee, the Guarantor shall not be entitled to claim repayment against Striker or Striker's estate until the Lender's claims against Striker pursuant to the Agreement have been paid in full; and in case of liquidation, winding up or bankruptcy of Striker (whether voluntary or compulsory) or in the event that Striker shall make a bulk sale of any of Striker's assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Lender shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue liable, up to the amount guaranteed, less any payments made by the Guarantor, for any balance which may be owing to the Lender by Striker; and in the event of the valuation by the Lender of any of its securities and/or retention thereof by the Lender, such valuation and/or retention shall not, as between the Lender and the Guarantor, be considered as a purchase of such securities, or as payment or satisfaction or reduction of Striker's liabilities to the Lender, or any part thereof.

11. PAYMENT DUE ON DEMAND. That the Guarantor shall make payment to the Lender of the amount of the liability of the Guarantor forthwith after demand therefor is made in writing and such demand shall be conclusively deemed to have been effectually made when an envelope containing it addressed to the Guarantor at the last address of the Guarantor known to the Lender is deposited, postage prepaid and registered, in the post office.

12. ALL RIGHTS HEREIN IN ADDITION TO OTHER RIGHTS. This instrument is in addition and without prejudice to any securities of any kind (including without limitation guarantees and postponement agreements whether or not in the same form as this instrument) now or hereafter held by the Lender.

13. ENTIRE AGREEMENT. There are no representations, collateral agreements or conditions with respect to this instrument or affecting the Guarantor's liability hereunder.

14. APPLICABLE LAW. This instrument shall be construed in accordance with the laws of the Province of Ontario and the Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this instrument may be instituted in the courts of such province, and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of such courts and acknowledges their competence and agrees to be bound by any judgment thereof; provided that nothing herein shall limit the Lender's right to bring proceedings against the Guarantor elsewhere.

15. BENEFIT & BINDING. This instrument shall extend to and enure to the benefit of the successors and assigns of the Lender, and shall be binding upon the Guarantor and the heirs, executors, administrators, personal representatives, successors and assigns of the Guarantor.

16. RECEIPT OF COPY ACKNOWLEDGED. The undersigned hereby acknowledges receipt of a true copy of this instrument.

GIVEN under seal at Toronto, this 20th day of March, 1998.


                                         STRIKER HOLDINGS (CANADA) INC.


                                         Per:
                                             -----------------------------------
                                               Matt Pond



May 18, 1998